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                                                                    EXHIBIT 10.6

                            BACKWEB TECHNOLOGIES LTD.

                      1998 UNITED STATES STOCK OPTION PLAN
                 AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2002

                          STOCK OPTION GRANT AGREEMENT

To:      The Optionee named in the Notice of Grant of Stock Option ("Notice") to which this Stock Option Grant Agreement ("Agreement") is attached.

1. Grant of Option. BackWeb Technologies Ltd. (the "Corporation") hereby grants you an option (the "Option") to purchase the number of Ordinary Shares of the Corporation ("Shares") set forth in the Notice, at the exercise price per share ("Exercise Price") set forth in the Notice, subject to the terms and conditions of the Corporation's 1998 United States Stock Option Plan, amended and restated effective as of January 1, 2002 ("the Plan"). In the event of a conflict between terms and conditions of the Plan and the terms and conditions of this Agreement, the terms and conditions of the Plan shall prevail.

         If designated in the Notice as an Incentive Stock Option ("ISO"), this Option is intended to qualify as an ISO under Section 422 of the Code. However, if this Option is intended to be an ISO, to the extent that it exceeds the $100,000 rule of Section 422(d), that portion which exceeds the $100,000 limit shall be treated as a nonstatutory stock option ("NSO") under Section 422.

2.       Exercise of Option.

         (a) Vesting Schedule. Subject to the limitations contained herein and in the Plan, this Option shall be exercisable according to the vesting schedule set forth in the Notice, which is attached hereto and incorporated herein by reference.

         (b) Right to Exercise. This Option is exercisable during its term in accordance with the vesting schedule set forth in the Notice and the other applicable provisions of this Agreement and the Plan, including the provisions applicable in the event of the Optionee's death, disability or termination of employment or consulting relationship.

         (c) Minimum Number of Shares. The minimum number of shares with respect to which an Option may be exercised at any one time is the lesser of (a) fifty (50) Shares or (b) the number of Shares that have vested in the preceding six (6) month period prior to the exercise.

         (d) Method of Exercise. An Option is exercisable by delivery of an exercise notice, in a form designated by the Corporation and attached hereto as Exhibit A (the "Exercise Notice"), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the "Exercise Notice") and such other representations and agreements as may be required by the Corporation pursuant to the provisions of the Plan. The Exercise Notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Stock Administrator of the Corporation. The Exercise Notice shall be accompanied by payment (in any of the manners set forth in Section 3 below) of the aggregate Exercise Price as to all Exercised Shares. This Option

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shall only be deemed to be exercised upon receipt by the Corporation of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

         (e) Issuance of Shares. No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with all relevant provisions of law and the requirements of any stock exchange or quotation service upon which the Shares are then listed. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares.

3. Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:

         (a)      cash; or

         (b)      check; or

         (c) delivery of a properly executed Exercise Notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Corporation of the sale or loan proceeds required to pay the exercise price; or

         (d) surrender of other Shares that (i) in the case of Shares acquired upon exercise of an Option, have been owned by the Optionee more than six (6) months on the date of surrender, and (ii) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares.

4. Non-Transferability of Option. An Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by the Optionee. The terms of the Plan and this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

5. Restriction on Exercise. The Option may not be exercised if the issuance of such Shares upon such exercise or the method of payment of consideration for such Shares would constitute a violation of any applicable law.

6. Terms of Option. The term of the Option granted hereby commences on the date of the grant and, unless sooner terminated as set forth below or in the Plan, terminates on the date that is seven (7) years later. Upon termination of the Optionee's employment with the Corporation, this Option may be exercised only as to that number of Shares as to which it was exercisable on the date of termination and only for a period of sixty (60) days thereafter (but no later than the term of this Option set forth above) and shall then terminate. Upon the death or disability of the Optionee, however, this Option may be exercised for such longer period as provided by the Plan.

7. No Guarantee of Continued Service. OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN

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EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE
VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH THE OPTIONEE'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE OPTIONEE'S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

8. Tax Consequences. Set forth below if a brief summary as of the date of this Option of some of the federal tax consequences of exercise of this Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE OPTIONEE SHOULD CONSULT A TAX ADVISOR BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

         (a) Exercise of ISO. If this Option qualifies as an ISO, there will be no regular federal income tax liability upon the exercise of the Option, although the excess, if any of the Fair Market Value of the Shares on the date of exercise over the Exercise price will be treated as an adjustment of the alternative minimum tax for federal tax purposes and may subject the Optionee to the alternative minimum tax in the year of exercise.

         (b) Exercise of NSO. There may be a regular federal income tax liability upon the exercise of an NSO. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price. If Optionee is an Employee or a former Employee, the Company will be required to withhold from the Optionee's compensation or collect from Optionee and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

         (c) Disposition of Shares. In the case of an NSO, if Shares are held for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes. In the case of an ISO, if Shares transferred pursuant to the Option are held for at least one year after exercise and at least two years after the Date of Grant, any gain realized on the disposition of the Shares will be also treated as long-term capital gain for federal income tax purposes. If Shares purchased under an ISO are disposed of within one year after exercise or two years after the Date of Grant, any gain realized on such dispositions will be treated as compensation income (taxable at ordinary income tax rates) to the extent of the difference between the Exercise Price and the lesser of (i) the Fair Market Value of the Shares on the date of exercise, or (ii) the sale price of Shares. Any additional gain will be taxed as capital gain, short-term or long-term depending on the period that the ISO shares were held

         (d) Notice of Disqualifying Disposition of ISO Shares. If the Optionee sells or otherwise disposes of any of the Shares acquired pursuant to an ISO on or before the later of (i) two (2) years after the Vesting Start Date, or (ii) one (1) year after the exercise date, the Optionee shall immediately notify the Corporation in writing of such disposition. The Optionee agrees that he or she may be subject to income tax withholding by the Corporation on the compensation income recognized from such early disposition of the ISO Shares by payment in cash or out of the current earnings paid to the Optionee.

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9.       Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee's interest except by means of a writing signed by the Company and Optionee. This Agreement is governed by the internal substantive laws but not the choice of law rules of California.

         Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions hereof. Optionee has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Option. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Agreement. Optionee further agrees to notify the Company upon any change in the residence address indicated in the Notice of Grant.

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                                    EXHIBIT A

                            BACKWEB TECHNOLOGIES LTD.
                      1998 UNITED STATES STOCK OPTION PLAN

                                 EXERCISE NOTICE

BackWeb Technologies Ltd.
c/o 2077 Gateway Place, Suite 500
San Jose, CA 95110

Attention: Stock Plan Administrator

         1. Exercise of Option. Effective as of today, _______________, 20__, the undersigned ("Optionee") hereby elects to exercise Optionee's option to purchase _____________ Ordinary Shares (the "Shares") of BackWeb Technologies Ltd. (the "Corporation") under and pursuant to the 1998 United States Stock Option Plan, amended and restated effective as of January 1, 2002 (the "Plan") and the related Stock Option Agreement (the "Agreement").

         2. Delivery of Payment. Purchaser herewith delivers to the Corporation the full purchase price of the Shares, as set forth in the Agreement.

         3. Representations of Optionee. Optionee acknowledges that Optionee has received, read and understood the Plan and the Agreement and agrees to abide by and be bound by their terms and conditions.

         4. Right as a Shareholder. Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Corporation or of a duly authorized transfer agent of the Corporation), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Shares shall be issued to the Optionee as soon as practicable after the Option is exercised. No adjustments shall be made for a dividend or other right for which the record date is prior to the date of issuance.

         5. Tax Consolidation. Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee's purchase or disposition of the Shares. Optionee represents that Optionee has consulted with any and all tax consultants Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Corporation for any tax advise.

         6. Successors and Assigns. The Corporation may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Corporation. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Optionee and his or her heirs, executors, administrators, successors and assigns.

         7. Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by Optionee or by the Corporation forthwith to the Administrator, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Administrator shall be final and binding on all parties.

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         8.       Governing Law; Severability. This Agreement is governed by the internal substantive laws, but not the choice law rules, of California.

         9. Entire Agreement. The Plan and Agreement are incorporated herein by reference. This Exercise Notice, the Plan, the Agreement and the Notice of Grant constitute the entire agreement of the parties with respect to the subject matter hereof and supercede in their entirety all prior undertakings and agreements of the Corporation and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee's interest except by means of a writing signed by the Corporation and Optionee.

Submitted by:                               Accepted by:
OPTIONEE: __________________________        BACKWEB TECHNOLOGIES

Signature: _________________________        _____________________________

Print Name: ________________________        _____________________________

Address: ___________________________        2077 Gateway Place, Suite 500
         ___________________________        San Jose, CA 95110
                                            Date Received: ______________

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